Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an application to determine eligibility of a Trustee

pursuant to Section 305 (b)(2)   ☒

CITIBANK, N.A.

(Exact name of trustee as specified in its charter)

A National Banking Association	13-5266470
(Jurisdiction of Incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Indentifiction No.)

399 Park Ave., New York, NY	10043
(Address of principal executive office)	(Zip Code)

Citibank, N.A. 388 Greenwich St. New York, NY 10013 (212) 816-0392 (Name, address and telephone number of agent for service)

ALIBABA GROUP HOLDING LIMITED (Exact name of obligor as specified in its charter)

Cayman Islands	Not Applicable
(Jurisdiction of Incorporation or organization)	(I.R.S. Employer Indentifiction No.)

Trident Trust Company (Cayman) Limited One Capital Place, P.O. Box 847 George Town, Grand Cayman, Cayman Islands
(Address of principal executive office)

c/o Alibaba Group Services Limited
26/F Tower One, Times Square
1 Matheson Street
Causeway Bay
Hong Kong
Telephone: +852-2215-5100
(Address and telephone number of Registrant's principal executive offices)

4.875% Senior Notes due 2030

5.250% Senior Notes due 2035

5.625% Senior Notes due 2054

(Title of the indenture securities)

Item 1.	General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington, D.C.

Federal Reserve Bank of New York	New York, NY
33 Liberty Street
New York, NY

Federal Deposit Insurance Corporation	Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3. -15. Not Applicable

Item 16. List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 filed as exhibit to the Filing 305B2 dated October 5, 2012 under File No. 333-183223).

Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (attached).

Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 filed May 5, 2014 under File No.333-195697).

Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 filed as exhibit to the Filing 305B2 dated October 5, 2012 under File No. 333-183223).

Exhibit 5 - Not applicable.

Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 filed May 5, 2014 under File No. 333-195697).

Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of December 31, 2024- attached)

Exhibit 8 - Not applicable.

Exhibit 9 - Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 21st day of July, 2025.

CITIBANK, N.A.

By	/s/ Peter Lopez
Peter Lopez
Senior Trust Officer

Exhibit 7

CONSOLIDATED BALANCE SHEET	Citigroup Inc. and Subsidiaries

	December 31,
In millions of dollars	2024	2023
Assets
Cash and due from banks (including segregated cash and other deposits)	$22,782	$27,342
Deposits with banks, net of allowance	253,750	233,590
Securities borrowed and purchased under agreements to resell (including $140,855 and $206,059 as of December 31, 2024 and 2023, respectively, at fair value), net of allowance	274,062	345,700
Brokerage receivables, net of allowance	50,841	53,915
Trading account assets (including $193,291 and $197,156 pledged to creditors at December 31, 2024 and 2023, respectively)	442,747	411,756
Investments:
Available-for-sale debt securities (including $5,389 and $11,868 pledged to creditors as of December 31, 2024 and 2023, respectively)	226,876	256,936
Held-to-maturity debt securities, net of allowance (fair value of which is $224,410 and $235,001 as of December 31, 2024 and 2023, respectively) (includes $0 and $71 pledged to creditors as of December 31, 2024 and 2023, respectively)	242,382	254,247
Equity securities (including $578 and $766 as of December 31, 2024 and 2023, respectively, at fair value)	7,399	7,902
Total investments	$476,657	$519,085
Loans:
Consumer (including $281 and $313 as of December 31, 2024 and 2023, respectively, at fair value)	393,102	389,197
Corporate (including $7,759 and $7,281 as of December 31, 2024 and 2023, respectively, at fair value)	301,386	300,165
Loans, net of unearned income	$694,488	$689,362
Allowance for credit losses on loans (ACLL)	(18,574)	(18,145)
Total loans, net	$675,914	$671,217
Goodwill	19,300	20,098
Intangible assets (including MSRs of $760 and $691 as of December 31, 2024 and 2023, respectively)	4,494	4,421
Premises and equipment, net of depreciation and amortization	30,192	28,747
Other assets (including $13,703 and $12,290 as of December 31, 2024 and 2023, respectively, at fair value), net of allowance	102,206	95,963
Total assets	$2,352,945	$2,411,834

Statement continues on the next page.

CONSOLIDATED BALANCE SHEET	Citigroup Inc. and Subsidiaries
(Continued)

	December 31,
In millions of dollars, except shares and per share amounts	2024	2023
Liabilities
Deposits (including $3,608 and $2,440 as of December 31, 2024 and 2023, respectively, at fair value)	$1,284,458	$1,308,681
Securities loaned and sold under agreements to repurchase (including $49,154 and $62,485 as of December 31, 2024 and 2023, respectively, at fair value)	254,755	278,107
Brokerage payables (including $5,207 and $4,321 as of December 31, 2024 and 2023, respectively, at fair value)	66,601	63,539
Trading account liabilities	133,846	155,345
Short-term borrowings (including $12,484 and $6,545 as of December 31, 2024 and 2023, respectively, at fair value)	48,505	37,457
Long-term debt (including $112,719 and $116,338 as of December 31, 2024 and 2023, respectively, at fair value)	287,300	286,619
Other liabilities, plus allowances	68,114	75,835
Total liabilities	$2,143,579	$2,205,583
Stockholders’ equity
Preferred stock ($1.00 par value; authorized shares: 30 million), issued shares: as of December 31, 2024—714,000 and as of December 31, 2023—704,000, at aggregate liquidation value	$17,850	$17,600
Common stock ($0.01 par value; authorized shares: 6 billion), issued shares: as of December 31, 2024—3,099,719,006 and as of December 31, 2023—3,099,691,704	31	31
Additional paid-in capital	109,117	108,955
Retained earnings	206,294	198,905
Treasury stock, at cost: December 31, 2024—1,222,647,540 shares and December 31, 2023—1,196,577,865 shares	(76,842)	(75,238)
Accumulated other comprehensive income (loss) (AOCI)	(47,852)	(44,800)
Total Citigroup stockholders’ equity	$208,598	$205,453
Noncontrolling interests	768	798
Total equity	$209,366	$206,251
Total liabilities and equity	$2,352,945	$2,411,834

The Notes to the Consolidated Financial Statements are an integral part of these Consolidated Financial Statements.

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